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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported): March 16, 2000
                                                  --------------

                         WALLACE COMPUTER SERVICES, INC.

             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                     1-6528                 36-2515832
            --------                     ------                 ----------

 (State or Other Jurisdiction     (Commission File Number)    (IRS Employer
      of Incorporation)                                     Identification No.)


2275 Cabot Drive, Lisle, Illinois                               60532-3630
---------------------------------                               ----------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code    630-588-5000
                                                   ------------------

                                       N/A
--------------------------------------------------------------------------------

          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     On March 14, 2000, the Board of Directors of Wallace Computer Services, Inc. (the "Company") adopted a Rights Agreement (the "New Rights Agreement"). Copies of the New Rights Agreement and the Company's news release issued on March 14, 2000 are filed as an Exhibit hereto and are incorporated by reference herein.

     Pursuant to the New Rights Agreement, the Company will make a dividend distribution of one preferred stock purchase right for each outstanding share of Common Stock of the Company as of the close of business on March 31, 2000. The preferred stock purchase rights previously distributed by the Company pursuant to the Rights Agreement dated March 14, 1990 between the Company and Harris Trust and Savings Bank, as Rights Agent, will expire at the close of business on March 31, 2000.










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Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

        Not applicable.

(b) Pro forma financial information:

        Not applicable.

(c) Exhibits:

4 Rights Agreement, dated as of March 14, 2000 between the Company and Harris Trust and Savings Bank, as Rights Agent

99      Press Release








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                        WALLACE COMPUTER SERVICES, INC.

Date: March 16, 2000

                                        By:    /s/ Steven L. Carson
                                               -----------------------------
                                        Name:  Steven L. Carson
                                        Title: General Counsel and Secretary







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                                  EXHIBIT INDEX

The following exhibits are filed herewith:


Exhibit No.    Description
-----------    -----------

4 Rights Agreement, dated as of March 14, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent

99             Press Release









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